First Horizon Corporation Reports Fourth Quarter 2022 Net Income Available to Common Shareholders of
$258 Million, or EPS of $0.45; $293 Million, or $0.51, on an Adjusted Basis*

Pre-provision net revenue down 7% from the prior quarter and up 5% on an adjusted basis*

ROTCE of 19.1% and adjusted ROTCE of 21.7% with tangible book value per share of $10.23*

MEMPHIS, TN (January 18, 2023) – First Horizon Corporation (NYSE: FHN or “First Horizon”) today reported fourth quarter net income available to common shareholders ("NIAC") of $258 million, or earnings per share of $0.45, compared with third quarter 2022 NIAC of $257 million, or earnings per share of $0.45.

Fourth quarter 2022 results were reduced by a net $34 million after-tax, or $0.06 per share, of notable items compared with a net $5 million, or $0.01 per share, increase in third quarter 2022. Excluding notable items, adjusted fourth quarter 2022 NIAC of $293 million, or $0.51 per share, increased from $252 million, or $0.44 per share in third quarter 2022.

Full year 2022 NIAC of $868 million, or earnings per share of $1.53, compares with $962 million, or earnings per share of $1.74, in 2021, largely reflecting the impact of provision expense. 2022 results included a net $82 million after-tax reduction, or $0.15, from notable items compared with $179 million, or $0.32 per share, in 2021. On an adjusted basis, full year 2022 NIAC of $950 million, or earnings per share of $1.68, compares with NIAC of $1.1 billion, or earnings per share $2.07 in 2021.

“Our results for the quarter and year reflect the strength of our markets and the continued momentum of our attractive business mix,” said Chairman and Chief Executive Officer Bryan Jordan. “Amidst global uncertainty and a challenging macroeconomic landscape, we delivered exceptional net interest income, net interest margin, strong loan growth, and successfully achieved our annualized net cost save target of two hundred million.”

Jordan continued, “I am incredibly proud of our associates for their steadfast commitment to drive value for our clients, communities, and shareholders as we look forward to completing the pending transaction with The Toronto-Dominion Bank (TD).”

Notable Items

Quarterly/Annually, Unaudited ($s in millions, except per share data)	4Q22	3Q22	4Q21	2022	2021
Summary of Notable Items:
IBKC:
Purchase accounting gain/(loss)*	$—	$—	$—	$—	$(1)
Other noninterest income	—	—	4	1	5
Merger/acquisition expense	(4)	(3)	(38)	(49)	(187)
Total IBKC merger-acquisition-related items	(4)	(3)	(35)	(48)	(183)
TD:
Transaction-related expense	(31)	(21)	—	(87)	—
Total TD transaction-related items	(31)	(21)	—	(87)	—
Total Net Merger/acquisition/transaction-related items	(36)	(24)	(35)	(135)	(183)
Other notable items:
Gain/(loss) on TruPS redemption (other noninterest income)	—	—	(3)	—	(26)
Gain on mortgage servicing rights (mortgage banking and title)	—	—	—	12	—
Gain on sale of title services business (other noninterest income)	1	21	—	22	—
Gain related to equity securities investment (other noninterest income)	—	10	—	16	—
Other notable expenses	(10)	—	(16)	(22)	(26)
Total other notable items	(9)	31	(19)	28	(52)
Total Notable items (pre-tax)	(45)	7	(54)	(107)	235
Total Notable items (after-tax)	$(34)	$5	$(41)	$(82)	$(179)
EPS impact of notable items	$(0.06)	$0.01	$(0.08)	$(0.15)	$(0.32)
Numbers may not foot due to rounding. * Purchase accounting gain is nontaxable income.
*ROTCE, PPNR, Core net interest income (NII), tangible book value per share, loans and leases excluding PPP and/or LMC, and "Adjusted" results are Non-GAAP Financial Measures; NII, Total Revenue, NIM and PPNR are presented on a fully taxable equivalent basis; References to loans include leases and EPS are based on diluted shares; Capital ratios are preliminary. See page 7 for information on our use of Non-GAAP measures and their reconciliation to GAAP beginning on page 23.

Fourth quarter pre-tax net notable items include TD transaction-related costs of $31 million, and IBKC merger-related expense of $4 million. Other notable items reflect $10 million tied to derivative valuation adjustments related to prior Visa Class-B share sales and a $1 million additional gain on the sale of the title services business.

Fourth Quarter 2022 Versus Third Quarter 2022 Highlights
•Total revenue of $882 million increased $7 million and adjusted revenue of $885 million increased $38 million, or 4%, reflecting strength in net interest income.
•Net interest income of $709 million increased $47 million, or 7%, despite a $6 million reduction in net merger-related and PPP benefits. Core net interest income was up $53 million as the benefit of higher rates and loan balances was partially offset by higher funding costs.
•Noninterest income of $174 million decreased $39 million and adjusted noninterest income of $173 million decreased $8 million as higher deferred compensation income and other noninterest income was more than offset by reductions in fixed income and mortgage banking.
•Noninterest expense of $503 million increased $35 million and adjusted noninterest expense of $458 million increased $14 million largely as a $10 million increase in other noninterest income and a $9 million increase in deferred compensation expense was partially offset by a reduction in salaries and employee benefits.
•Provision expense of $45 million compared with $60 million in third quarter 2022 reflects the impact of loan growth and revised macroeconomic outlook. 4Q22 provision includes reduction in losses expected from Hurricane Ian.
•Average interest-earning assets of $72.8 billion decreased $3.2 billion largely as a $1.0 billion increase in loans was more than offset by a $3.7 billion decrease in interest-bearing deposits with banks and a $0.2 billion decrease in investment securities.
•Average loans before the impact of PPP up $1.1 billion as an increase in commercial balances and consumer real estate was partially offset by a $617 million decrease in loans to mortgage companies ("LMC").
•Period-end loans before the impact of PPP increased $801 million, or 1%, driven by a $419 million increase in commercial. Period-end commercial loans excluding PPP and LMC rose 2%.
•Average deposits of $64.9 billion decreased $3.3 billion, or 5%, driven by a $1.7 billion decrease in DDA and a $1.1 billion decrease in savings. Total deposit costs of 69 basis points increased 44 basis points.
•Allowance for credit losses ("ACL") to loans ratio of 1.33% remained relatively stable compared to 1.31% at September 30, 2022. The ACL to nonperforming loans ratio of 244% decreased from 258% at September 30, 2022.
•Net charge-offs of $26 million increased $14 million; nonperforming loans of $316 million increased 8% linked quarter and the nonperforming loan ratio of 0.54% increased from 0.51% at September 30, 2022.
•ROCE of 14.4%; ROTCE of 19.1%; Adjusted ROTCE of 21.7%; CET 1 ratio of 10.2%; and total capital ratio of 13.3%.
•Tangible book value per share of $10.23 at December 31, 2022 compared with $9.72 at September 30, 2022 and reflected a $0.57 increase tied to adjusted NIAC and a $0.15 increase tied to MTM valuation adjustments on AFS securities and cash flow hedges.
Strategic Update
IBKC Merger
•Achieved $200 million of targeted annualized net cost saves target in 4Q22.
Pending Acquisition by TD
•TD expects the deal to close in the first half of its 2023 fiscal year, subject to the receipt of required regulatory approvals and satisfaction of other closing conditions.
•Continued progress on integration planning and Legal Day One readiness.

SUMMARY RESULTS
Quarterly, Unaudited

				4Q22 Change vs.
($s in millions, except per share and balance sheet data)	4Q22	3Q22	4Q21	3Q22			4Q21
				$/bp		%	$/bp		%
Income Statement
Interest income - taxable equivalent[1]	$860	$737	$534	$123		17%	$326		61%
Interest expense- taxable equivalent[1]	148	71	33	77		108	115		NM
Net interest income- taxable equivalent	712	666	502	46		7	210		42
Less: Taxable-equivalent adjustment	4	4	3	—		—	1		33
Net interest income	709	662	498	47		7	211		42
Noninterest income	174	213	247	(39)		(18)	(73)		(30)
Total revenue	882	875	745	7		1	137		18
Noninterest expense	503	468	528	35		7	(25)		(5)
Pre-provision net revenue[3]	379	406	217	(27)		(7)	162		75
Provision for credit losses	45	60	(65)	(15)		(25)	110		NM
Income before income taxes	334	346	282	(12)		(3)	52		18
Provision for income taxes	64	78	53	(14)		(18)	11		21
Net income	270	268	229	2		1	41		18
Net income attributable to noncontrolling interest	4	3	3	1		33	1		33
Net income attributable to controlling interest	266	265	227	1		—	39		17
Preferred stock dividends	8	8	8	—		—	—		—
Net income available to common shareholders	$258	$257	$219	$1		—%	$39		18%

Adjusted net income[4]	$304	$263	$270	$41		16%	$34		13%
Adjusted net income available to common shareholders[4]	$293	$252	$260	$41		16%	$33		13%
Common stock information
EPS	$0.45	$0.45	$0.40	$—		—%	$0.05		13%
Adjusted EPS[4]	$0.51	$0.44	$0.48	$0.07		16%	$0.03		6%
Diluted shares[8]	572	570	542	2		—%	30		6%
Key performance metrics
Net interest margin	3.89%	3.49%	2.42%	40	bp		147	bp
Efficiency ratio	57.07	53.56	70.88	351			(1,381)
Adjusted efficiency ratio[4]	51.70	52.42	63.31	(72)			(1,161)
Effective income tax rate	19.19	22.58	18.63	(339)			56
Return on average assets	1.35	1.29	1.02	6			33
Adjusted return on average assets[4]	1.52	1.27	1.21	25			31
Return on average common equity (“ROCE")	14.4	13.9	11.3	57			316
Return on average tangible common equity (“ROTCE”)[4]	19.1	18.2	14.7	91			442
Adjusted ROTCE[4]	21.7	17.9	17.5	379			417
Noninterest income as a % of total revenue	19.68	24.30	33.10	(462)			(1,342)
Adjusted noninterest income as a % of total revenue[4]	19.55%	21.37%	32.95%	(182)	bp		(1,340)	bp
Balance Sheet (billions)
Average loans	$57.6	$56.5	$54.7	$1.0		2%	$2.9		5%
Average deposits	64.9	68.1	74.6	(3.3)		(5)	(9.7)		(13)
Average assets	79.5	82.6	89.0	(3.0)		(4)	(9.5)		(11)
Average common equity	$7.1	$7.4	$7.7	$(0.3)		(3)%	$(0.6)		(8)%
Asset Quality Highlights
Allowance for credit losses to loans and leases	1.33%	1.31%	1.34%	2	bp		(1)	bp
Net charge-off ratio	0.18	0.08	0.01	9			17
Nonperforming loan and leases ratio	0.54%	0.51%	0.50%	4	bp		4	bp
Capital Ratio Highlights (current quarter is an estimate)
Common Equity Tier 1	10.2%	9.9%	9.9%	24	bp		25	bp
Tier 1	11.9	11.7	11.0	22			88
Total Capital	13.3	13.1	12.3	24			99
Tier 1 leverage	10.4%	9.8%	8.1%	57	bp		228	bp
Numbers may not foot due to rounding.
Certain previously reported amounts have been reclassified to agree with current presentation.
See footnote disclosures on page 22.

SUMMARY RESULTS
Annual, Unaudited

($s in millions, except per share and balance sheet data)	2022	2021	2022 vs. 2021
			$/bp		%
Income Statement
Interest income - taxable equivalent[1]	$2,696	$2,170	$526		24%
Interest expense- taxable equivalent[1]	292	163	129		79
Net interest income- taxable equivalent	2,405	2,006	399		20
Less: Taxable-equivalent adjustment	13	12	1		8
Net interest income	2,392	1,994	398		20
Noninterest income	816	1,076	(260)		(24)
Total revenue	3,208	3,070	138		4
Noninterest expense	1,953	2,095	(142)		(7)
Pre-provision net revenue[4]	1,254	975	279		29
Provision for credit losses[5]	95	(310)	405		131
Income before income taxes	1,159	1,285	(126)		(10)
Provision for income taxes	247	274	(27)		(10)
Net income	912	1,010	(98)		(10)
Net income attributable to noncontrolling interest	12	11	1		9
Net income attributable to controlling interest	900	999	(99)		(10)
Preferred stock dividends	32	37	(5)		(14)
Net income available to common shareholders	$868	$962	$(94)		(10)

Adjusted net income[5]	$994	$1,189	$(196)		(17)
Adjusted net income available to common shareholders[5]	$950	$1,140	$(190)		(17)%
Common stock information
EPS	$1.53	$1.74	$(0.21)		(12)%
Adjusted EPS[5]	$1.68	$2.07	$(0.39)		(19)%
Diluted shares	566	551	15		3%
Key performance metrics
Net interest margin	3.10%	2.48%	62	bp
Efficiency ratio	60.90	68.25	(735)
Adjusted efficiency ratio[6]	56.64	60.64	(400)
Effective income tax rate	21.32	21.36	(4)
Return on average assets	1.08	1.15	(7)
Adjusted return on average assets[6]	1.18	1.36	(18)
Return on average common equity (“ROCE")	11.8	12.5	(72)
Return on average tangible common equity (“ROTCE”)[6]	15.6	16.5	(88)
Adjusted ROTCE[6]	17.0	19.3	(233)
Noninterest income as a % of total revenue	25.44	35.04	(960)
Adjusted noninterest income as a % of total revenue[6]	24.14%	36.38%	(1,224)	bp
Balance Sheet (billions)
Average loans	$56.0	$56.3	$(0.3)		(1)%
Average deposits	69.7	73.1	(3.4)		(5)
Average assets	84.2	87.6	(3.4)		(4)
Average common equity	$7.3	$7.7	$(0.3)		(4)%
Asset Quality Highlights
Allowance for credit losses to loans and leases	1.33%	1.34%	(1)	bp
Net charge-off ratio	0.11%	—	11
Nonperforming loan and leases ratio	0.54%	0.50%	4	bp
Capital Ratio Highlights (current quarter is an estimate)
Common Equity Tier 1	10.2%	9.9%	24	bp
Tier 1	11.9	11.0	22
Total Capital	13.3	12.3	24
Tier 1 leverage	10.4%	8.1%	57	bp
Numbers may not foot due to rounding.
Certain previously reported amounts have been reclassified to agree with current presentation.
See footnote disclosures on page 22.

Fourth Quarter 2022 versus Third Quarter 2022
Net interest income
Net interest income of $709 million increased $47 million despite a $6 million reduction tied to net merger-related and PPP benefits. Core net interest income increased $53 million as the benefit of higher rates and loan balances was partially offset by higher funding costs. Net interest margin of 3.89% improved 40 basis points largely as the benefit of higher rates, loan growth and lower cash was partially offset by the impact of higher funding costs.

Noninterest income
Noninterest income of $174 million decreased $39 million and included a $31 million decrease in the benefit of notable items. Adjusted noninterest income of $173 million decreased $8 million reflecting reductions in fixed income and mortgage banking partially offset by an increase in deferred compensation. Fixed income average daily revenue of $403 thousand compared with $524 thousand in third quarter 2022 reflecting the impact of increasing interest rates, macro economic uncertainty and market volatility.

Noninterest expense
Noninterest expense of $503 million increased $35 million and included a $21 million increase in notable items. Adjusted noninterest expense of $458 million increased $14 million largely as higher deferred compensation expense and other noninterest expense was partially offset by a reduction in salaries and employee benefits. Linked quarter trends also reflect a $4 million benefit tied to incremental IBKC merger cost savings.

Loans and leases
Average loan and lease balances of $57.6 billion increased $1.0 billion reflecting a 1% increase in commercial and a 3% increase in consumer. Commercial loan growth reflected a $442 million increase in commercial and industrial and a $169 million increase in commercial real estate. Consumer loan growth increased $411 million compared to the prior quarter, driven by a $416 million increase in consumer real estate. Results reflect a $617 million reduction in loans to mortgage companies ("LMC") and a $83 million decrease in PPP loans. Loan balances excluding PPP and LMC increased $1.8 billion compared to the prior quarter, driven by a $1.3 billion increase in commercial.

Period-end loans and leases of $58.1 billion increased $0.7 billion from third quarter 2022, reflecting a 1% increase in commercial and a 3% increase in consumer. Before the impact of PPP and LMC, period-end loans increased $1.3 billion, or 2%, driven by a $0.9 billion increase in all other commercial loans.

Deposits
Average deposits of $64.9 billion decreased $3.3 billion, or 5%. Period-end deposits of $63.5 billion decreased $2.5 billion reflecting a $2.3 billion decrease in noninterest-bearing and a $0.2 billion decrease in interest-bearing. Total deposit costs of 69 basis points increased 44 basis points with a 70 basis point increase in interest-bearing deposit costs.

Asset quality
Provision expense of $45 million compared with $60 million in third quarter 2022 reflects the impact of loan growth and revised macroeconomic outlook. 4Q22 provision includes reduction in losses expected from Hurricane Ian.

Net charge-offs of $26 million, or 18 basis points, compared with $12 million, or 8 basis points in third quarter 2022.

Nonperforming loans of $316 million increased $24 million. Fourth quarter 2022 ACL to nonperforming loans coverage ratio of 244% compared with 258% in third quarter 2022.

The ACL to loans ratio increased to 1.33% from 1.31% in the third quarter 2022.

Capital
CET1 ratio of 10.2% in fourth quarter 2022 compared with 9.9% in third quarter 2022. Total capital ratio of 13.3% vs. 13.1% in third quarter 2022.

Income taxes
The fourth quarter 2022 effective tax rate of 19.2% compares with 22.6% in third quarter 2022. On an adjusted basis, the effective tax rate of 19.8% in the fourth quarter 2022 improved from 22.4% in third quarter 2022.

Forward-Looking Statements
This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Forward-looking statements pertain to FHN's beliefs, plans, goals, expectations, and estimates. Forward-looking statements are not a representation of historical information, but instead pertain to future operations, strategies, financial results, or other developments. Forward-looking statements can be identified by the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “should,” “is likely,” “will,” “going forward,” and other expressions that indicate future events and trends.

Forward-looking statements are necessarily based upon estimates and assumptions that are inherently subject to significant business, operational, economic, and competitive uncertainties and contingencies, many of which are beyond FHN’s control, and many of which, with respect to future business decisions and actions (including acquisitions and divestitures), are subject to change and could cause FHN’s actual future results and outcomes to differ materially from those contemplated or implied by forward-looking statements or historical performance. Examples of uncertainties and contingencies include those mentioned: in this document; in Items 2.02 and 7.01 of FHN’s Current Report on Form 8-K to which this document has been filed as an exhibit; in the forepart, and in Items 1, 1A, and 7, of FHN’s most recent Annual Report on Form 10-K, as amended; and in the forepart, and in Item 1A of Part II, of FHN’s Quarterly Report(s) on Form 10-Q filed this year.

FHN assumes no obligation to update or revise any forward-looking statements that are made in this document or in any other statement, release, report, or filing from time to time.

Use of Non-GAAP Measures and Regulatory Measures that are not GAAP

Certain measures included in this report are “non-GAAP,” meaning they are not presented in accordance with generally accepted accounting principles in the U.S. and also are not codified in U.S. banking regulations currently applicable to FHN. Although other entities may use calculation methods that differ from those used by FHN for non-GAAP measures, FHN’s management believes such measures are relevant to understanding the financial condition, capital position, and financial results of FHN and its business segments. Non-GAAP measures are reported to FHN’s management and Board of Directors through various internal reports.

The non-GAAP measures presented in this earnings release are fully taxable equivalent measures, core net interest income ("NII"), pre-provision net revenue ("PPNR"), loans and leases excluding paycheck protection program ('PPP") and/or Loans to Mortgage Companies ("LMC"), return on average tangible common equity (“ROTCE”), tangible common equity (“TCE”) to tangible assets (“TA”), tangible book value ("TBV") per common share, and various consolidated and segment results and performance measures and ratios adjusted for notable items.

Presentation of regulatory measures, even those which are not GAAP, provide a meaningful base for comparability to other financial institutions subject to the same regulations as FHN, as demonstrated by their use by banking regulators in reviewing capital adequacy of financial institutions. Although not GAAP terms, these regulatory measures are not considered “non-GAAP” under U.S. financial reporting rules as long as their presentation conforms to regulatory standards. Regulatory measures used in this financial supplement include: common equity tier 1 capital ("CET1"), generally defined as common equity less goodwill, other intangibles, and certain other required regulatory deductions; tier 1 capital, generally defined as the sum of core capital (including common equity and instruments that cannot be redeemed at the option of the holder) adjusted for certain items under risk based capital regulations; and risk-weighted assets, which is a measure of total on- and off-balance sheet assets adjusted for credit and market risk, used to determine regulatory capital ratios.

Refer to the tabular reconciliation of non-GAAP to GAAP measures and presentation of the most comparable GAAP items, beginning on page 23.

First Horizon Corp. (NYSE: FHN), with $79.0 billion in assets as of December 31, 2022, is a leading regional financial services company, dedicated to helping our clients, communities and associates unlock their full potential with capital and counsel. Headquartered in Memphis, TN, the banking subsidiary First Horizon Bank operates in 12 states across the southern U.S. The Company and its subsidiaries offer commercial, private banking, consumer, small business, wealth and trust management, retail brokerage, capital markets, fixed income, and mortgage banking services. First Horizon has been recognized as one of the nation's best employers by Fortune and Forbes magazines and a Top 10 Most Reputable U.S. Bank. More information is available at www.FirstHorizon.com.

Contact: Investor Relations - investorrelations@firsthorizon.com
Media Relations - Beth.Ardoin@firsthorizon.com

CONSOLIDATED INCOME STATEMENT
Quarterly, Unaudited

						4Q22 Change vs.						2022 vs 2021
($s in millions, except per share data)	4Q22	3Q22	2Q22	1Q22	4Q21	3Q22		4Q21		2022	2021
						$	%	$	%			$	%
Interest income - taxable equivalent[1]	$860	$737	$586	$513	$534	$123	17%	$326	61%	$2,696	$2,170	$526	24%
Interest expense- taxable equivalent[1]	148	71	41	31	33	77	108	115	NM	292	163	129	79
Net interest income- taxable equivalent	712	666	545	482	502	46	7	210	42	2,405	2,006	399	20
Less: Taxable-equivalent adjustment	4	4	3	3	3	—	—	1	33	13	12	1	8
Net interest income	709	662	542	479	498	47	7	211	42	2,392	1,994	398	20
Noninterest income:
Fixed income	35	46	51	73	82	(11)	(24)	(47)	(57)	205	406	(201)	(50)
Mortgage banking and title	4	9	34	22	28	(5)	(56)	(24)	(86)	68	154	(86)	(56)
Brokerage, trust, and insurance	33	34	36	37	36	(1)	(3)	(3)	(8)	141	141	—	—
Service charges and fees	56	56	57	57	56	—	—	—	—	226	219	7	3
Card and digital banking fees	20	21	23	20	19	(1)	(5)	1	5	84	78	6	8
Deferred compensation income	7	(3)	(17)	(4)	—	10	NM	7	NM	(17)	13	(30)	NM
Other noninterest income	20	50	16	24	25	(30)	(60)	(5)	(20)	110	66	44	67
Total noninterest income	174	213	201	229	247	(39)	(18)	(73)	(30)	816	1,076	(260)	(24)
Total revenue	882	875	743	707	745	7	1	137	18	3,208	3,070	138	4
Noninterest expense:
Personnel expense:
Salaries and benefits	178	186	190	190	190	(8)	(4)	(12)	(6)	743	767	(24)	(3)
Incentives and commissions	97	92	93	94	93	5	5	4	4	376	423	(47)	(11)
Deferred compensation expense	7	(2)	(18)	(5)	7	9	NM	—	—	(18)	20	(38)	NM
Total personnel expense	281	275	265	280	290	6	2	(9)	(3)	1,101	1,210	(109)	(9)
Occupancy and equipment[2]	71	71	73	72	74	—	—	(3)	(4)	286	300	(14)	(5)
Outside services	70	66	70	84	81	4	6	(11)	(14)	290	290	—	—
Amortization of intangible assets	13	13	13	13	14	—	—	(1)	(7)	51	56	(5)	(9)
Other noninterest expense	69	44	68	44	70	25	57	(1)	(1)	225	239	(14)	(6)
Total noninterest expense	503	468	489	493	528	35	7	(25)	(5)	1,953	2,095	(142)	(7)
Pre-provision net revenue[3]	379	406	255	215	217	(27)	(7)	162	75	1,254	975	279	29
Provision for credit losses	45	60	30	(40)	(65)	(15)	(25)	110	NM	95	(310)	405	131
Income before income taxes	334	346	225	255	282	(12)	(3)	52	18	1,159	1,285	(126)	(10)
Provision for income taxes	64	78	48	57	53	(14)	(18)	11	21	247	274	(27)	(10)
Net income	270	268	177	198	229	2	1	41	18	912	1,010	(98)	(10)
Net income attributable to noncontrolling interest	4	3	3	3	3	1	33	1	33	12	11	1	9
Net income attributable to controlling interest	266	265	174	195	227	1	—	39	17	900	999	(99)	(10)
Preferred stock dividends	8	8	8	8	8	—	—	—	—	32	37	(5)	(14)
Net income available to common shareholders	$258	$257	$166	$187	$219	$1	—%	$39	18%	$868	$962	$(94)	(10)%
Common Share Data
EPS	$0.48	$0.48	$0.31	$0.35	$0.41	$—	—%	$0.07	18%	$1.62	$1.76	$(0.14)	(8)%
Basic shares	536	536	535	533	537	—	—	(1)	—	535	546	(11)	(2)
Diluted EPS	$0.45	$0.45	$0.29	$0.34	$0.40	$—	—	$0.05	13	$1.53	$1.74	$(0.21)	(12)
Diluted shares[8]	572	570	569	550	542	2	—%	30	6%	566	551	15	3%

Effective tax rate	19.2%	22.6%	21.3%	22.4%	18.6%					21.3%	21.4%
Numbers may not foot due to rounding. See footnote disclosures on page 22.

ADJUSTED[5] FINANCIAL DATA - SEE NOTABLE ITEMS ON PAGE 11
Quarterly, Unaudited

						4Q22 Change vs.						2022 vs 2021
($s in millions, except per share data)	4Q22	3Q22	2Q22	1Q22	4Q21	3Q22		4Q21		2022	2021
						$	%	$	%			$	%
Net interest income (FTE)[1]	$712	$666	$545	$482	$502	$46	7%	$210	42%	$2,405	$2,006	$399	20%
Adjusted noninterest income:
Fixed income	35	46	51	73	82	(11)	(24)	(47)	(57)	205	406	(201)	(50)
Adjusted mortgage banking and title	4	9	22	22	28	(5)	(56)	(24)	(86)	56	154	(98)	(64)
Brokerage, trust, and insurance	33	34	36	37	36	(1)	(3)	(3)	(8)	141	141	—	—
Service charges and fees	56	56	57	57	56	—	—	—	—	226	219	7	3
Card and digital banking fees	20	21	23	20	19	(1)	(5)	1	5	84	78	6	8
Deferred compensation income	7	(3)	(17)	(4)	—	10	NM	7	NM	(17)	13	(30)	NM
Adjusted other noninterest income	20	18	15	18	25	2	11	(5)	(20)	71	89	(18)	(20)
Adjusted total noninterest income	$173	$181	$188	$223	$246	$(8)	(4)%	$(73)	(30)%	$765	$1,099	$(334)	(30)%
Total revenue (FTE)[1]	$885	$847	$733	$704	$748	$38	4%	$137	18%	$3,170	$3,105	$65	2%

Adjusted noninterest expense:
Adjusted personnel expense:
Adjusted salaries and benefits	$178	$185	$190	$188	$189	$(7)	(4)%	$(11)	(6)%	$741	$766	$(25)	(3)%
Adjusted Incentives and commissions	70	68	71	92	84	2	3	(14)	(17)	301	367	(66)	(18)%
Adjusted deferred compensation expense	7	(2)	(18)	(5)	1	9	NM	6	NM	(18)	14	(32)	NM
Adjusted total personnel expense	254	251	244	275	274	3	1	(20)	(7)	1,024	1,147	(123)	(11)%
Adjusted occupancy and equipment[2]	71	70	72	72	73	1	1	(2)	(3)	284	294	(10)	(3)%
Adjusted outside services	64	64	61	59	66	—	—	(2)	(3)	248	241	7	3%
Adjusted amortization of intangible assets	12	12	12	12	13	—	—	(1)	(8)	48	53	(5)	(9)%
Adjusted other noninterest expense	58	48	50	37	46	10	21	12	26	192	148	44	30%
Adjusted total noninterest expense	$458	$444	$438	$455	$474	$14	3%	$(16)	(3)%	$1,795	$1,883	$(88)	(5)%

Adjusted pre-provision net revenue[3]	$424	$403	$295	$249	$274	$21	5%	$150	55%	$1,362	$1,222	$140	11%

Provision for credit losses	$45	$60	$30	$(40)	$(65)	$(15)	(25)%	$110	NM	$95	$(310)	$405	131%

Adjusted net income available to common shareholders	$293	$252	$195	$211	$260	$41	16%	$33	13%	$950	$1,140	$(190)	(17)%

Adjusted Common Share Data
Adjusted diluted EPS	$0.51	$0.44	$0.34	$0.38	$0.48	$0.07	16%	$0.03	6%	$1.68	$2.07	$(0.39)	(19)%
Diluted shares[8]	572	570	569	550	542	2	—%	30	6%	566	551	15	3%

Adjusted effective tax rate	19.8%	22.4%	21.7%	22.5%	19.5%					21.5%	21.8%
Adjusted ROTCE	21.7%	17.9%	14.2%	14.7%	17.5%					17.0%	19.3%
Adjusted efficiency ratio	51.7%	52.4%	59.8%	64.6%	63.3%					56.6%	60.6%
Numbers may not foot due to rounding.
See footnote disclosures on page 22.

NOTABLE ITEMS
Quarterly, Unaudited

(In millions)	4Q22	3Q22	2Q22	1Q22	4Q21	2022	2021
Summary of Notable Items:
Purchase accounting gain*	$—	$—	$—	$—	$—	$—	$(1)
Gain/(loss) on TRUPS redemption (other noninterest income)	—	—	—	—	(3)	—	(26)
IBKC Branch sale gain (other noninterest income)	—	—	—	—	4	1	5
Gain on sale of title services business	1	21	—	—	—	22	—
Gain related to equity securities investments	—	10	—	6	—	16	—
Gain on sale of mortgage servicing rights	—	—	12	—	—	12	—
IBKC merger/acquisition expense	(4)	(3)	(13)	(28)	(38)	(49)	(187)
TD transaction-related expense	(31)	(21)	(25)	(9)	—	(87)	—
Other notable expenses**	(10)	—	(12)	—	(16)	(22)	(26)
Total notable items	(45)	7	(38)	(32)	(54)	(107)	235
EPS impact of notable items	$(0.06)	$0.01	$(0.05)	$(0.04)	$(0.08)	$(0.15)	$(0.32)
Numbers may not foot due to rounding
* Purchase accounting gain is nontaxable income.
** 4Q22 and 2Q22 includes $10 million and $12 million, respectively of Visa derivative valuation expense; 4Q21 includes $10 million of Visa derivative valuation expense and $6 million of deferred compensation expense.

IMPACT OF NOTABLE ITEMS:
Quarterly, Unaudited

(In millions)	4Q22	3Q22	2Q22	1Q22	4Q21	2022	2021
Impacts of Notable Items:
Noninterest income:
Mortgage banking and title	$—	$—	$(12)	$—	$—	$(12)	$—
Other noninterest income	(1)	(32)	—	(6)	—	(38)	23
Total noninterest income	$(1)	$(32)	$(13)	$(6)	$—	$(51)	$23

Noninterest expense:
Personnel expenses:
Salaries and benefits	$—	$—	$1	$(2)	$—	$(2)	$(1)
Incentives and commissions	(27)	(24)	(22)	(2)	(9)	(76)	(56)
Deferred compensation expense	—	—	—	—	(6)	—	(6)
Total personnel expenses	(27)	(25)	(21)	(4)	(16)	(77)	(63)
Occupancy and equipment[2]	—	(1)	(1)	—	—	(2)	(5)
Outside services	(6)	(2)	(9)	(25)	(15)	(42)	(49)
Amortization of intangible assets	(1)	(1)	(1)	(1)	(1)	(3)	(3)
Other noninterest expense	(11)	4	(18)	(7)	(23)	(33)	(92)
Total noninterest expense	$(46)	$(25)	$(50)	$(37)	$(54)	$(158)	$(212)

Income before income taxes	$45	$(7)	$38	$32	$54	$107	$235
Provision for income taxes	11	(2)	9	7	13	25	56
Net income/(loss) available to common shareholders	$34	$(5)	$29	$24	$41	$82	$179
Numbers may not foot due to rounding

FINANCIAL RATIOS
Quarterly, Unaudited
						4Q22 Change vs.								2022 vs. 2021
	4Q22	3Q22	2Q22	1Q22	4Q21	3Q22			4Q21			2022	2021
FINANCIAL RATIOS						$/bp		%	$/bp		%			$/bp		%
Net interest margin	3.89%	3.49%	2.74%	2.37%	2.42%	40	bp		147	bp		3.10%	2.48%	62	bp
Return on average assets	1.35%	1.29%	0.82%	0.90%	1.02%	6			33			1.08%	1.15%	(7)
Adjusted return on average assets[4]	1.52%	1.27%	0.95%	1.02%	1.21%	25			31			1.18%	1.36%	(18)
Return on average common equity (“ROCE”)	14.42%	13.85%	9.12%	9.92%	11.26%	57			316			11.81%	12.53%	(72)
Return on average tangible common equity (“ROTCE”)[4]	19.14%	18.23%	12.07%	12.98%	14.72%	91			442			15.58%	16.46%	(88)
Adjusted ROTCE[4]	21.68%	17.89%	14.15%	14.68%	17.51%	379			417			16.96%	19.29%	(233)
Noninterest income as a % of total revenue	19.68%	24.30%	27.06%	32.31%	33.10%	(462)			(1,342)			25.44%	35.04%	(960)
Adjusted noninterest income as a % of total revenue[4]	19.55%	21.37%	25.68%	31.63%	32.95%	(182)			(1,340)			24.14%	36.38%	(1,224)
Efficiency ratio	57.07%	53.56%	65.76%	69.66%	70.88%	351			(1,381)			60.90%	68.25%	(735)
Adjusted efficiency ratio[4]	51.70%	52.42%	59.79%	64.64%	63.31%	(72)			(1,161)			56.64%	60.64%	(400)

CAPITAL DATA
CET1 capital ratio*	10.2%	9.9%	9.8%	10.0%	9.9%	24	bp		25	bp		10.2%	9.9%	27	bp
Tier 1 capital ratio*	11.9%	11.7%	11.6%	11.8%	11.0%	22	bp		88	bp		11.9%	11.0%	92	bp
Total capital ratio*	13.3%	13.1%	13.0%	13.2%	12.3%	24	bp		99	bp		13.3%	12.3%	103	bp
Tier 1 leverage ratio*	10.4%	9.8%	9.1%	8.8%	8.1%	57	bp		228	bp		10.4%	8.1%	226	bp
Risk-weighted assets (“RWA”) (billions)	$69.2	$68.6	$67.3	$65.0	$64.2	$1		1%	$5		8%	$69.2	$64.2	$5		7%
Total equity to total assets	10.83%	10.32%	10.04%	9.81%	9.53%	51	bp		130	bp		10.83%	9.53%	130	bp
Tangible common equity/tangible assets (“TCE/TA”)[4]	7.12%	6.64%	6.55%	6.44%	6.73%	48	bp		39	bp		7.12%	6.73%	39	bp
Period-end shares outstanding (millions)	537	537	536	535	534	—		—%	3		1%	537	534	3		1%
Cash dividends declared per common share	$0.15	$0.15	$0.15	$0.15	$0.15	$—		—%	$—		—%	$0.60	$0.60	$—		—
Book value per common share	$13.48	$12.99	$13.50	$13.82	$14.39	$0.49		4%	$(0.91)		(6)%	$13.48	$14.39	$(0.91)		(6)%
Tangible book value per common share[4]	$10.23	$9.72	$10.18	$10.46	$11.00	$0.51		5%	$(0.77)		(7)%	$10.23	$11.00	$(0.77)		(7)%

SELECTED BALANCE SHEET DATA
Loans-to-deposit ratio (period-end balances)	91.51%	86.88%	80.13%	74.23%	73.25%	463	bp		1,826	bp		91.51%	73.25%	1,826	bp
Loans-to-deposit ratio (average balances)	88.73%	82.99%	77.25%	72.93%	73.29%	574	bp		1,544	bp		80.22%	76.98%	324	bp
Full-time equivalent associates	7,477	7,569	7,627	7,900	7,863	(92)		(1)%	(386)		(5)%	7,642	8,067	(425)		(5)%
Certain previously reported amounts have been reclassified to agree with current presentation.
*Current quarter is an estimate.
See footnote disclosures on page 22.

CONSOLIDATED PERIOD-END BALANCE SHEET
Quarterly, Unaudited

						4Q22 Change vs.
(In millions)	4Q22	3Q22	2Q22	1Q22	4Q21	3Q22		4Q21
						$	%	$	%
Assets:
Loans and leases:
Commercial, financial, and industrial (C&I)	$31,780	$31,620	$31,276	$30,798	$31,068	$160	1%	$712	2%
Commercial real estate	13,228	13,021	12,942	12,487	12,109	207	2	1,119	9
Total Commercial	45,008	44,641	44,218	43,285	43,177	367	1	1,831	4
Consumer real estate	12,253	11,864	11,441	10,874	10,772	389	3	1,481	14
Credit card and other[5]	840	849	870	854	910	(9)	(1)	(70)	(8)
Total Consumer	13,093	12,712	12,311	11,727	11,682	382	3	1,411	12
Loans and leases, net of unearned income	58,101	57,354	56,529	55,012	54,859	748	1	3,242	6
Loans held for sale	590	680	870	1,014	1,172	(90)	(13)	(582)	(50)
Investment securities	10,207	10,103	9,628	9,943	9,419	104	1	788	8
Trading securities	1,375	1,421	1,392	1,823	1,601	(46)	(3)	(226)	(14)
Interest-bearing deposits with banks	1,384	3,241	9,475	13,548	14,907	(1,857)	(57)	(13,523)	(91)
Federal funds sold and securities purchased under agreements to resell	482	690	712	640	641	(208)	(30)	(160)	(25)
Total interest earning assets	72,139	73,489	78,606	81,980	82,600	(1,350)	(2)	(10,461)	(13)
Cash and due from banks	1,061	1,193	1,133	1,225	1,147	(132)	(11)	(86)	(7)
Goodwill and other intangible assets, net	1,744	1,757	1,782	1,795	1,808	(13)	(1)	(64)	(4)
Premises and equipment, net	612	622	636	669	665	(10)	(2)	(53)	(8)
Allowance for loan and lease losses	(685)	(664)	(624)	(622)	(670)	(20)	(3)	(15)	(2)
Other assets	4,082	3,903	3,598	3,614	3,542	179	5	539	15
Total assets	$78,953	$80,299	$85,132	$88,660	$89,092	$(1,346)	(2)%	$(10,139)	(11)%

Liabilities and Shareholders' Equity:
Deposits:
Savings	$21,971	$22,800	$24,376	$25,772	$26,457	$(829)	(4)%	$(4,486)	(17)%
Time deposits	2,887	2,671	2,888	3,165	3,500	216	8	(613)	(18)
Other interest-bearing deposits	15,165	14,730	16,172	17,126	17,054	435	3	(1,889)	(11)
Total interest-bearing deposits	40,023	40,202	43,436	46,063	47,012	(178)	—	(6,988)	(15)
Trading liabilities	335	383	394	513	426	(48)	(13)	(91)	(21)
Short-term borrowings	2,506	1,416	1,953	1,719	2,124	1,089	77	382	18
Term borrowings	1,597	1,597	1,599	1,591	1,590	—	—	7	—
Total interest-bearing liabilities	44,461	43,598	47,382	49,885	51,151	863	2	(6,690)	(13)
Noninterest-bearing deposits	23,466	25,813	27,114	28,052	27,883	(2,347)	(9)	(4,417)	(16)
Other liabilities	2,480	2,605	2,085	2,027	1,564	(125)	(5)	916	59
Total liabilities	70,406	72,016	76,581	79,964	80,598	(1,609)	(2)	(10,192)	(13)
Shareholders' Equity:
Preferred stock	1,014	1,014	1,014	1,014	520	—	—	494	95
Common stock	336	335	335	334	333	—	—	2	1
Capital surplus	4,840	4,812	4,791	4,769	4,742	28	1	98	2
Retained earnings	3,430	3,254	3,079	2,996	2,891	176	5	539	19
Accumulated other comprehensive loss, net	(1,367)	(1,427)	(963)	(711)	(288)	60	4	(1,080)	NM
Combined shareholders' equity	8,251	7,987	8,255	8,400	8,199	264	3	53	1
Noncontrolling interest	295	295	295	295	295	—	—	—	—
Total shareholders' equity	8,547	8,283	8,551	8,696	8,494	264	3	53	1
Total liabilities and shareholders' equity	$78,953	$80,299	$85,132	$88,660	$89,092	$(1,346)	(2)%	$(10,139)	(11)%
Memo:
Total Deposits	$63,489	$66,014	$70,550	$74,114	$74,895	$(2,525)	(4)%	$(11,406)	(15)%
Unfunded Loan Commitments:
Commercial	$22,833	$23,706	$23,251	$21,813	$20,487	$(873)	(4)%	$2,346	11%
Consumer	$4,329	$4,248	$3,972	$3,882	$3,936	$80	2%	$393	10%
Numbers may not foot due to rounding. See footnote disclosures on page 22.

CONSOLIDATED AVERAGE BALANCE SHEET
Quarterly, Unaudited

						4Q22 Change vs.						2022 vs. 2021
(In millions)	4Q22	3Q22	2Q22	1Q22	4Q21	3Q22		4Q21		2022	2021
						$	%	$	%			$	%
Assets:
Loans and leases:
Commercial, financial, and industrial (C&I)	$31,562	$31,120	$30,963	$30,215	$30,780	$442	1%	$782	3%	$30,969	$32,011	$(1,042)	(3)%
Commercial real estate	13,095	12,926	12,626	12,229	12,220	169	1	875	7	12,722	12,314	408	3
Total Commercial	44,657	44,046	43,589	42,445	43,001	611	1	1,656	4	43,691	44,325	(634)	(1)
Consumer real estate	12,049	11,633	11,120	10,769	10,738	416	4	1,311	12	11,397	10,969	428	4
Credit card and other[5]	858	864	867	869	943	(6)	(1)	(85)	(9)	864	1,005	(141)	(14)
Total Consumer	12,907	12,496	11,987	11,638	11,681	411	3	1,226	10	12,261	11,974	287	2
Loans and leases, net of unearned income	57,564	56,543	55,576	54,082	54,682	1,021	2	2,882	5	55,952	56,298	(346)	(1)
Loans held-for-sale	597	761	1,027	1,156	1,252	(164)	(22)	(655)	(52)	883	956	(73)	(8)
Investment securities	10,132	10,315	9,781	9,668	9,269	(182)	(2)	863	9	9,976	8,623	1,353	16
Trading securities	1,311	1,342	1,509	1,594	1,552	(31)	(2)	(240)	(15)	1,438	1,365	73	5
Interest-bearing deposits with banks	2,618	6,341	10,989	14,902	15,065	(3,723)	(59)	(12,447)	(83)	8,672	13,123	(4,451)	(34)
Federal funds sold and securities purchased under agreements to resell	583	661	857	753	650	(78)	(12)	(67)	(10)	713	621	92	15
Total interest earning assets	72,805	75,963	79,739	82,155	82,469	(3,158)	(4)	(9,664)	(12)	77,635	80,987	(3,352)	(4)
Cash and due from banks	1,118	1,246	1,281	1,226	1,263	(128)	(10)	(146)	(12)	1,217	1,261	(44)	(3)
Goodwill and other intangibles assets, net	1,750	1,767	1,789	1,802	1,815	(17)	(1)	(65)	(4)	1,777	1,836	(59)	(3)
Premises and equipment, net	616	629	645	655	676	(13)	(2)	(60)	(9)	636	712	(76)	(11)
Allowances for loan and lease losses	(675)	(639)	(621)	(658)	(714)	(36)	(6)	39	5	(648)	(834)	186	22
Other assets	3,907	3,585	3,493	3,407	3,515	321	9	391	11	3,599	3,647	(48)	(1)
Total assets	$79,521	$82,551	$86,326	$88,587	$89,025	$(3,030)	(4)%	$(9,504)	(11)%	$84,217	$87,609	$(3,392)	(4)%

Liabilities and shareholders' equity:
Deposits:
Savings	$22,477	$23,569	$24,841	$26,330	$26,731	$(1,092)	(5)%	$(4,254)	(16)%	$24,292	$27,283	$(2,991)	(11)%
Time deposits	2,720	2,759	3,040	3,343	3,695	(40)	(1)	(975)	(26)	2,963	4,281	(1,318)	(31)
Other interest-bearing deposits	14,658	15,102	16,273	16,558	15,900	(444)	(3)	(1,242)	(8)	15,641	15,688	(47)	—
Total interest-bearing deposits	39,855	41,431	44,154	46,230	46,326	(1,576)	(4)	(6,471)	(14)	42,896	47,252	(4,356)	(9)
Trading liabilities	353	372	585	614	556	(19)	(5)	(203)	(36)	480	540	(60)	(11)
Short-term borrowings	1,821	1,711	1,710	1,995	2,249	109	6	(429)	(19)	1,808	2,308	(500)	(22)
Term borrowings	1,597	1,598	1,597	1,591	1,575	(1)	—	22	1	1,596	1,645	(49)	(3)
Total interest-bearing liabilities	43,626	45,112	48,046	50,430	50,707	(1,487)	(3)	(7,081)	(14)	46,780	51,745	(4,965)	(10)
Noninterest-bearing deposits	25,021	26,701	27,791	27,926	28,282	(1,681)	(6)	(3,261)	(12)	26,851	25,879	972	4
Other liabilities	2,459	2,068	1,875	1,613	1,511	391	19	949	63	2,006	1,505	501	33
Total liabilities	71,106	73,882	77,712	79,969	80,499	(2,776)	(4)	(9,393)	(12)	75,638	79,130	(3,492)	(4)
Shareholders' Equity:
Preferred stock	1,014	1,014	1,014	695	520	—	—	494	95	935	506	429	85
Common stock	336	335	335	334	336	—	—	(1)	—	335	342	(7)	(2)
Capital surplus	4,826	4,802	4,778	4,753	4,811	24	—	15	—	4,790	4,957	(167)	(3)
Retained earnings	3,358	3,175	3,051	2,938	2,819	182	6	539	19	3,132	2,583	549	21
Accumulated other comprehensive loss, net	(1,414)	(953)	(859)	(398)	(256)	(460)	(48)	(1,157)	NM	(909)	(206)	(703)	NM
Combined shareholders' equity	8,119	8,373	8,318	8,323	8,230	(254)	(3)	(111)	(1)	8,283	8,183	100	1
Noncontrolling interest	295	295	295	295	295	—	—	—	—	295	295	—	—
Total shareholders' equity	8,415	8,669	8,614	8,619	8,526	(254)	(3)	(111)	(1)	8,579	8,478	101	1
Total liabilities and shareholders' equity	$79,521	$82,551	$86,326	$88,587	$89,025	$(3,030)	(4)%	$(9,504)	(11)%	$84,217	$87,609	$(3,392)	(4)%
Memo:
Total Deposits	$64,876	$68,133	$71,945	$74,156	$74,608	$(3,257)	(5)%	$(9,732)	(13)%	$69,748	$73,131	$(3,383)	(5)%
Numbers may not foot due to rounding. See footnote disclosures on page 22.

CONSOLIDATED NET INTEREST INCOME AND AVERAGE BALANCE SHEET: YIELDS AND RATES
Quarterly, Unaudited
											4Q22 Change vs.								2022 vs. 2021
	4Q22		3Q22		2Q22		1Q22		4Q21		3Q22		4Q21		2022		2021
(In millions, except rates)	Income/Expense	Rate	Income/Expense	Rate	Income/Expense	Rate	Income/Expense	Rate	Income/Expense	Rate	Income/Expense		Income/Expense		Income/Expense	Rate	Income/Expense	Rate	Income/Expense
											$	%	$	%					$	%
Interest earning assets/Interest income:
Loans and leases, net of unearned income:
Commercial	$607	5.40%	$496	4.47%	$382	3.52%	$339	3.24%	$365	3.37%	$111	22%	$242	66%	$1,823	4.18%	$1,500	3.38%	$323	22%
Consumer	134	4.14	124	3.94	112	3.74	108	3.71	110	3.77	10	8	24	22	479	3.89	468	3.92	11	2
Loans and leases, net of unearned income	742	5.12	619	4.35	494	3.57	447	3.34	475	3.45	123	20	267	56	2,302	4.11	1,970	3.49	332	17
Loans held-for-sale	9	6.34	9	4.91	10	3.89	10	3.51	11	3.49	—	—	(2)	(18)	39	4.41	33	3.44	6	18
Investment securities	61	2.41	55	2.14	46	1.87	38	1.59	33	1.43	6	11	28	85	200	2.01	118	1.43	82	69
Trading securities	19	5.79	15	4.55	13	3.43	11	2.75	10	2.50	4	27	9	96	58	4.04	30	2.17	28	93
Interest-bearing deposits with banks	24	3.61	34	2.15	22	0.79	7	0.19	6	0.15	(10)	(29)	18	NM	87	1.00	17	0.13	70	NM
Federal funds sold and securities purchased under agreements	5	3.48	2	2.04	1	0.66	—	(0.04)	—	(0.09)	3	NM	5	NM	10	1.38	—	(0.08)	10	NM
Interest income	$860	4.70%	$737	3.86%	$586	2.95%	$513	2.52%	$534	2.58%	$123	17%	$326	61%	$2,696	3.47	$2,170	2.68	$526	24%

Interest bearing liabilities/Interest expense:
Interest-bearing deposits:
Savings	$67	1.19%	$18	0.31%	$5	0.08%	$3	0.05%	$4	0.06%	$49	NM	$63	NM	$94	0.39%	$36	0.13%	$58	NM
Time deposits	6	0.90	2	0.50	4	0.50	4	0.51	5	0.56	4	NM	1	16	18	0.60	25	0.57	(7)	(28)
Other interest-bearing deposits	39	1.05	21	0.56	9	0.22	4	0.09	4	0.10	18	86	35	NM	73	0.47	20	0.13	53	NM
Total interest-bearing deposits	112	1.12	42	0.41	18	0.16	11	0.10	13	0.11	70	NM	99	NM	184	0.43	81	0.17	103	127
Trading liabilities	3	3.59	3	3.03	4	2.52	3	1.69	2	1.38	—	—	1	55	12	2.56	6	1.11	6	100
Short-term borrowings	13	2.85	7	2.22	2	0.58	1	0.15	1	0.18	6	86	12	NM	23	1.26	5	0.21	18	NM
Term borrowings	19	4.81	18	4.57	17	4.38	17	4.29	17	4.30	1	6	2	12	72	4.51	72	4.37	—	—
Interest expense	148	1.35	71	0.63	41	0.34	31	0.25	33	0.26	77	108	115	NM	292	0.62	163	0.32	129	79
Net interest income - tax equivalent basis	712	3.35	666	3.23	545	2.61	482	2.27	502	2.32	46	7	210	42	2,405	2.85	2,006	2.36	399	20
Fully taxable equivalent adjustment	(4)	0.54	(4)	0.26	(3)	0.13	(3)	0.10	(3)	0.10	—	—	(1)	(27)	(13)	0.25	(12)	0.12	(1)	(8)
Net interest income	$709	3.89%	$662	3.49%	$542	2.74%	$479	2.37%	$498	2.42%	$47	7%	$211	42%	$2,392	3.10%	$1,994	2.48%	$398	20%

Memo:
Total loan yield		5.12%		4.35%		3.57%		3.34%		3.45%						4.11%		3.49%
Total deposit cost		0.69%		0.25%		0.10%		0.06%		0.07%						0.26%		0.11%
Total funding cost		0.85%		0.39%		0.22%		0.16%		0.16%						0.40%		0.21%
Net interest income and yields are adjusted to a fully taxable equivalent (“FTE”) basis assuming a statutory federal income tax of 21 percent and, where applicable, state income taxes.
Earning assets yields are expressed net of unearned income.
Loan yields include loan fees, cash basis interest income, and loans on nonaccrual status.
Numbers may not foot due to rounding.
See footnote disclosures on page 22.

CONSOLIDATED NONPERFORMING LOANS AND LEASES ("NPL")
Quarterly, Unaudited

	As of					4Q22 change vs.
(In millions, except ratio data)	4Q22	3Q22	2Q22	1Q22	4Q21	3Q22		4Q21
						$	%	$	%
Nonperforming loans and leases
Commercial, financial, and industrial (C&I)	$153	$116	$129	$153	$125	$36	31%	$28	22%
Commercial real estate	9	10	11	12	9	(1)	(10)	—	2
Consumer real estate	152	163	159	165	138	(11)	(7)	13	10
Credit card and other	2	3	3	3	3	—	(13)	—	(18)
Total nonperforming loans and leases	$316	$292	$301	$332	$275	$24	8%	$41	15%

Asset Quality Ratio
Nonperforming loans and leases to loans and leases
Commercial, financial, and industrial (C&I)	0.48%	0.37%	0.41%	0.50%	0.40%
Commercial real estate	0.07	0.08	0.08	0.09	0.08
Consumer real estate	1.24	1.37	1.39	1.52	1.29
Credit card and other	0.27	0.31	0.29	0.32	0.31
Total nonperforming loans and leases to loans and leases	0.54%	0.51%	0.53%	0.60%	0.50%
Numbers may not foot due to rounding.

CONSOLIDATED LOANS AND LEASES 90 DAYS OR MORE PAST DUE AND ACCRUING
Quarterly, Unaudited

	As of					4Q22 change vs.
(In millions)	4Q22	3Q22	2Q22	1Q22	4Q21	3Q22		4Q21
						$	%	$	%
Loans and leases 90 days or more past due and accruing
Commercial, financial, and industrial (C&I)	$11	$1	$1	$6	$5	$10	NM	$7	140%
Commercial real estate	—	—	—	—	—	—	NM	—	NM
Consumer real estate	18	17	14	14	33	1	8	(15)	(45)
Credit card and other	3	6	3	3	2	(2)	(38)	1	56
Total loans and leases 90 days or more past due and accruing	$33	$24	$17	$23	$40	$9	37%	$(7)	(18)%
Numbers may not foot due to rounding.

CONSOLIDATED NET CHARGE-OFFS (RECOVERIES)
Quarterly, Unaudited

	As of					4Q22 change vs.
(In millions, except ratio data)	4Q22	3Q22	2Q22	1Q22	4Q21	3Q22		4Q21
Charge-off, Recoveries and Related Ratios						$	%	$	%
Gross Charge-offs
Commercial, financial, and industrial (C&I)	$24	$13	$12	$13	$5	$11	87%	$19	NM
Commercial real estate	—	1	—	—	—	(1)	(98)	—	(26)
Consumer real estate	1	1	2	1	2	—	1	(1)	(52)
Credit card and other	7	7	7	5	4	—	6	3	73
Total gross charge-offs	$32	$21	$21	$19	$11	$11	53%	$21	NM
Gross Recoveries
Commercial, financial, and industrial (C&I)	$(3)	$(2)	$(1)	$(3)	$(3)	$(1)	(49)%	$1	19%
Commercial real estate	—	—	(1)	—	—	—	(134)	—	56
Consumer real estate	(2)	(6)	(6)	(5)	(5)	4	59	2	48
Credit card and other	(1)	(1)	(1)	(1)	(1)	—	16	—	1
Total gross recoveries	$(6)	$(9)	$(9)	$(9)	$(10)	$3	28%	$4	35%
Net Charge-offs (Recoveries)
Commercial, financial, and industrial (C&I)	$21	$11	$11	$10	$1	$10	94%	$20	NM
Commercial real estate	—	—	(1)	—	—	(1)	(135)	—	NM
Consumer real estate	(2)	(5)	(3)	(4)	(3)	4	70	1	50
Credit card and other	6	5	5	4	3	1	11	3	99
Total net charge-offs	$26	$12	$12	$10	$1	$14	113%	$25	NM

Annualized Net Charge-off (Recovery) Rates
Commercial, financial, and industrial (C&I)	0.27%	0.14%	0.14%	0.13%	0.01%
Commercial real estate	—	0.01	(0.03)	(0.01)	(0.01)
Consumer real estate	(0.05)	(0.17)	(0.12)	(0.15)	(0.10)
Credit card and other	2.76	2.46	2.49	1.85	1.26
Total loans and leases	0.18%	0.08%	0.09%	0.07%	0.01%
Numbers may not foot due to rounding.

CONSOLIDATED ALLOWANCE FOR LOAN AND LEASE LOSSES AND RESERVE FOR UNFUNDED COMMITMENTS
Quarterly, Unaudited

	As of					4Q22 Change vs.
(In millions)	4Q22	3Q22	2Q22	1Q22	4Q21	3Q22		4Q21
Summary of Changes in the Components of the Allowance For Credit Losses						$	%	$	%
Allowance for loan and lease losses - beginning	$664	$624	$622	$670	$734	$40	6%	$(70)	(10)%
Charge-offs:
Commercial, financial, and industrial (C&I)	(24)	(13)	(12)	(13)	(5)	(11)	(87)	(19)	NM
Commercial real estate	—	(1)	—	—	—	1	98	—	26
Consumer real estate	(1)	(1)	(2)	(1)	(2)	—	(1)	1	52
Credit card and other	(7)	(7)	(7)	(5)	(4)	—	(6)	(3)	(73)
Total charge-offs	(32)	(21)	(21)	(19)	(11)	(11)	(53)	(21)	NM
Recoveries:
Commercial, financial, and industrial (C&I)	3	2	1	3	3	1	49	(1)	(19)
Commercial real estate	—	—	1	—	—	—	134	—	(56)
Consumer real estate	2	6	6	5	5	(4)	(59)	(2)	(48)
Credit card and other	1	1	1	1	1	—	(16)	—	(1)
Total Recoveries	6	9	9	9	10	(3)	(28)	(4)	(35)
Provision for loan and lease losses:
Commercial, financial, and industrial (C&I)	35	32	(2)	(36)	(40)	3	10	74	NM
Commercial real estate	(2)	8	(12)	(3)	(9)	(10)	(130)	6	72
Consumer real estate	5	5	16	(3)	(18)	(1)	(12)	23	125
Credit card and other	9	7	12	4	3	2	24	6	NM
Total provision for loan and lease losses:	46	52	14	(38)	(63)	(6)	(12)	109	NM
Allowance for loan and lease losses - ending	$685	$664	$624	$622	$670	$21	3%	$15	2%

Reserve for unfunded commitments - beginning	$88	$80	$64	$66	$68	$8	10%	$20	29%
Cumulative effect of change in accounting principle		—	—	—	—	—	NM	—	NM
Acquired reserve for unfunded commitments		—	—	—	—	—	NM	—	NM
Provision for unfunded commitments	(1)	8	16	(2)	(2)	(9)	(113)	1	50
Reserve for unfunded commitments - ending	$87	$88	$80	$64	$66	$(1)	(1)%	$21	32%
Total allowance for credit losses- ending	$771	$752	$704	$686	$736	$19	3%	$35	5%
Numbers may not foot due to rounding.

CONSOLIDATED ASSET QUALITY RATIOS - ALLOWANCE FOR LOAN AND LEASE LOSSES
Quarterly, Unaudited

	As of
	4Q22	3Q22	2Q22	1Q22	4Q21

Allowance for loans and lease losses to loans and leases
Commercial, financial, and industrial (C&I)	0.97%	0.93%	0.88%	0.93%	1.07%
Commercial real estate	1.10%	1.14%	1.09%	1.21%	1.27%
Consumer real estate	1.63%	1.63%	1.60%	1.51%	1.51%
Credit card and other	3.72%	3.32%	3.01%	2.31%	2.14%
Total allowance for loans and lease losses to loans and leases	1.18%	1.16%	1.10%	1.13%	1.22%
Allowance for loans and lease losses to nonperforming loans and leases
Commercial, financial, and industrial (C&I)	202%	253%	213%	188%	268%
Commercial real estate	1,554%	1,422%	1,331%	1,303%	1,671%
Consumer real estate	131%	119%	115%	99%	118%
Credit card and other	1,364%	1,070%	1,021%	730%	699%
Total allowance for loans and lease losses to nonperforming loans and leases	217%	228%	207%	187%	244%

REGIONAL BANKING
Quarterly, Unaudited

						4Q22 Change vs.								2022 vs. 2021
	4Q22	3Q22	2Q22	1Q22	4Q21	3Q22			4Q21			2022	2021
						$/bp		%	$/bp		%			$/bp		%
Income Statement (millions)
Net interest income	$544	$518	$465	$427	$448	$26		5%	$96		21%	$1,954	$1,764	$190		11%
Noninterest income	107	110	114	114	115	(3)		(3)	(8)		(7)	444	438	6		1%
Total revenue	650	628	579	541	563	22		4	87		15	2,398	2,202	196		9%
Noninterest expense	322	304	301	306	301	18		6	21		7	1,234	1,139	95		8%
Pre-provision net revenue[3]	328	324	277	235	262	4		1	66		25	1,164	1,063	101		10%
Provision for credit losses	30	43	52	(30)	(60)	(13)		(30)	90		NM	94	(229)	323		141%
Income before income tax expense	298	281	226	265	322	17		6	(24)		(7)	1,070	1,292	(222)		(17)%
Income tax expense	70	66	53	63	75	4		6	(5)		(7)	251	303	(52)		(17)%
Net income	$228	$215	$173	$203	$247	$13		6%	$(19)		(8)%	$819	$989	$(170)		(17)%

Average Balances (billions)
Total loans and leases	$41.1	$40.1	$39.2	$38.0	$37.7	$1.0		2%	$3.4		9%	$39.6	$39.1	$0.5		1%
Interest-earning assets	41.1	40.1	39.2	38.0	37.8	1.0		2	3.3		9	39.6	39.1	0.5		1
Total assets	43.8	42.8	41.9	40.5	40.1	1.0		2	3.7		9	42.3	41.5	0.8		2
Total deposits	59.6	61.9	64.5	66.6	66.6	(2.3)		(4)	(7.0)		(11)	63.1	64.8	(1.7)		(3)

Key Metrics
Net interest margin[6]	5.27%	5.15%	4.78%	4.58%	4.74%	12	bp		53	bp		4.96%	4.53%	43	bp
Efficiency ratio	49.57%	48.43%	52.05%	56.57%	53.45%	114	bp		(388)	bp		51.45%	51.74%	(29)	bp
Loans-to-deposits ratio (period-end balances)	70.81%	66.77%	62.77%	57.46%	56.03%	404	bp		1,478	bp		70.81%	56.03%	1,478	bp
Loans-to-deposits ratio (average-end balances)	69.02%	64.78%	60.75%	57.02%	56.65%	424	bp		1,237	bp		62.74%	60.33%	241	bp
Return on average assets (annualized)	2.06%	1.99%	1.65%	2.03%	2.44%	7	bp		(38)	bp		1.94%	2.38%	(44)	bp
Return on allocated equity[7]	25.07%	23.97%	19.63%	23.49%	27.83%	110	bp		(276)	bp		23.06%	27.46%	(440)	bp
Financial center locations	417	417	417	417	427	—		—%	(10)		(2)%	417	427	(10)		(2)%
Numbers may not add to total due to rounding.
Certain previously reported amounts have been reclassified to agree with current presentation.
See footnote disclosures on page 22.

Regional Banking segment: Offers financial products and services, including traditional lending and deposit taking, to consumer and commercial customers primarily in the southern and southeastern U.S. and other selected markets. Regional Banking also provides investment, wealth management, financial planning, trust and asset management services for consumer customers.

SPECIALTY BANKING
Quarterly, Unaudited

						4Q22 Change vs.								2022 vs. 2021
	4Q22	3Q22	2Q22	1Q22	4Q21	3Q22			4Q21			2022	2021
						$/bp		%	$/bp		%			$/bp		%
Income Statement (millions)
Net interest income	$134	$138	$141	$144	$154	$(4)		(3)%	$(20)		(13)%	$557	$620	$(63)		(10)%
Noninterest income	46	64	96	105	120	(18)		(28)	(74)		(61)	312	597	(285)		(48)
Total revenue	180	202	237	249	274	(22)		(11)	(94)		(34)	869	1,217	(348)		(29)
Noninterest expense	92	104	113	132	129	(12)		(12)	(37)		(29)	440	570	(130)		(23)
Pre-provision net revenue[3]	89	98	124	118	146	(9)		(10)	(57)		(39)	429	647	(218)		(34)
Provision for credit losses	18	17	(18)	(2)	(3)	—		2	21		NM	14	(64)	78		122
Income before income tax expense	71	81	142	120	149	(10)		(13)	(78)		(52)	415	711	(296)		(42)
Income tax expense	17	20	35	29	36	(3)		(13)	(19)		(52)	101	172	(71)		(41)
Net income	$54	$61	$108	$91	$113	$(8)		(13)%	$(59)		(52)%	$314	$539	$(225)		(42)%

Average Balances (billions)
Total loans and leases	$15.9	$15.9	$15.8	$15.5	$16.3	$—		—%	$(0.4)		(2)%	$15.8	$16.5	$(0.7)		(4)%
Interest-earning assets	18.4	18.6	19.1	19.0	19.8	(0.1)		(1)	(1.4)		(7)	18.8	19.5	(0.7)		(4)
Total assets	19.6	19.7	20.2	20.2	21.0	(0.1)		(1)	(1.4)		(7)	20.0	20.8	(0.8)		(4)
Total deposits	4.3	5.2	6.3	6.5	6.7	(0.9)		(17)	(2.3)		(35)	5.6	5.9	(0.3)		(6)

Key Metrics
Fixed income product average daily revenue (thousands)	$403	$524	$612	$987	$1,123	$(121)		(23)%	$(720)		(64)%	$632	$1,436	$(804)		(56)%
Net interest margin[6]	2.89%	2.96%	2.96%	3.07%	3.10%	(7)	bp		(21)	bp		2.97%	3.19%	(22)	bp
Efficiency ratio	50.91%	51.35%	47.69%	52.77%	46.87%	(44)	bp		404	bp		50.67%	46.85%	382	bp
Loans-to-deposits ratio (period-end balances)	426%	378%	268%	256%	264%	4,826	bp		16,254	bp		426%	264%	16,254	bp
Loans-to-deposits ratio (average-end balances)	370%	307%	250%	239%	245%	6,252	bp		12,474	bp		284%	279%	469	bp
Return on average assets (annualized)	1.09%	1.23%	2.13%	1.82%	2.13%	(14)	bp		(104)	bp		1.57%	2.59%	(102)	bp
Return on allocated equity[7]	13.30%	14.98%	26.05%	22.81%	25.26%	(168)	bp		(1,196)	bp		19.29%	30.36%	(1,107)	bp
Numbers may not add to total due to rounding.
Certain previously reported amounts have been reclassified to agree with current presentation.
See footnote disclosures on page 22.

Specialty Banking segment: Consists of lines of business that deliver product offerings and services with specialized industry knowledge. Specialty Banking’s lines of business include asset-based lending, mortgage warehouse lending, commercial real estate, franchise finance, correspondent banking, equipment finance, mortgage, and title insurance. In addition to traditional lending and deposit taking, Specialty Banking also delivers treasury management solutions, loan syndications, and international banking. Additionally, Specialty Banking has a line of business focused on fixed income securities sales, trading, underwriting, and strategies for institutional clients in the U.S. and abroad, as well as loan sales, portfolio advisory services, and derivative sales.

CORPORATE
Quarterly, Unaudited

						4Q22 Change vs.						2022 vs. 2021
	4Q22	3Q22	2Q22	1Q22	4Q21	3Q22		4Q21		2022	2021
						$	%	$	%			$/bp	%
Income Statement (millions)
Net interest income/(expense)	$31	$6	$(64)	$(93)	$(104)	$25	NM	$135	130%	$(119)	$(390)	$270	69%
Noninterest income	21	39	(8)	9	11	(18)	(47)	9	81	60	41	19	47
Total revenues	52	45	(72)	(83)	(92)	7	15	144	NM	(59)	(349)	290	83
Noninterest expense	89	61	75	55	99	29	47	(9)	(9)	279	386	(106)	(28)
Pre-provision net revenue[3]	(38)	(16)	(147)	(138)	(191)	(22)	(136)	153	80	(339)	(735)	396	54
Provision for credit losses	(3)	—	(4)	(7)	(2)	(3)	NM	(1)	(50)	(13)	(17)	4	23
Income before income tax expense	(35)	(16)	(143)	(131)	(189)	(19)	(119)	154	81	(325)	(718)	392	55
Income tax expense (benefit)	(23)	(8)	(39)	(35)	(59)	(15)	NM	36	61	(105)	(200)	95	48
Net income/(loss)	$(12)	$(9)	$(104)	$(96)	$(130)	$(4)	(42)%	$118	91%	$(221)	$(517)	$297	57%

Average Balance Sheet (billions)
Interest bearing assets	$13.3	$17.3	$21.5	$25.2	$25.0	$(4.0)	(23)%	$(11.7)	(47)%	$19.3	$22.4	$(3.1)	(14)%
Total assets	16.0	20.0	24.1	27.8	27.9	(3.9)	(20)	(11.9)	(42)	22.0	25.3	(3.3)	(13)%
Numbers may not add to total due to rounding.
Certain previously reported amounts have been reclassified to agree with current presentation.

Corporate segment: Consists primarily of corporate support functions including risk management, audit, accounting, finance, executive office, and corporate communications. Shared support services such as human resources, properties, technology, credit risk and bank operations are allocated to the activities of Regional Banking, Specialty Banking, and Corporate. Additionally, the Corporate segment includes centralized management of capital and funding to support the business activities of the company including management of wholesale funding, liquidity, and capital management and allocation. Finally, the Corporate segment includes the revenue and expense associated with run-off businesses such as pre-2009 mortgage banking elements, run-off consumer and trust preferred loan portfolios, and other exited businesses.

FOOTNOTES
1 Taxable equivalent interest income and interest expense are non-GAAP measures and reconcile to net interest income (GAAP) in the table.
2 Occupancy and Equipment expense includes Computer Software Expense.
3 Pre-provision net revenue is a non-GAAP measure and is reconciled to income before income taxes (GAAP) in the table.
4 Represents a non-GAAP measure and is reconciled to the nearest GAAP measure in the non-GAAP to GAAP reconciliations beginning on page 23.
5 Credit card and other includes an insignificant amount of commercial credit card balances.
6 Net interest margin is computed using total NII adjusted for FTE assuming a statutory federal income tax rate of 21 percent, and, where applicable state taxes.
7 Segment equity is allocated based on an internal allocation methodology.
8 Fourth, Third and Second quarter 2022 include 27.5 million shares related to the full impact of Series G convertible securities issued in connection with TD transaction; First quarter 2022 includes 9.8 million shares related to the one month average impact of these shares.

CONSOLIDATED NON-GAAP TO GAAP RECONCILIATION
Quarterly, Unaudited

($s in millions, except per share data)	4Q22	3Q22	2Q22	1Q22	4Q21	2022	2021

Tangible Common Equity (Non-GAAP)
(A) Total equity (GAAP)	$8,547	$8,283	$8,551	$8,696	$8,494	$8,547	$8,494
Less: Noncontrolling interest (a)	295	295	295	295	295	295	295
Less: Preferred stock (a)	1,014	1,014	1,014	1,014	520	1,014	520
(B) Total common equity	$7,238	$6,974	$7,242	$7,387	$7,679	$7,238	$7,679
Less: Intangible assets (GAAP) (b)	1,744	1,757	1,782	1,795	1,808	1,744	1,808
(C) Tangible common equity (Non-GAAP)	$5,494	$5,217	$5,459	$5,592	$5,871	$5,494	$5,871

Tangible Assets (Non-GAAP)
(D) Total assets (GAAP)	$78,953	$80,299	$85,132	$88,660	$89,092	$78,953	$89,092
Less: Intangible assets (GAAP) (b)	1,744	1,757	1,782	1,795	1,808	1,744	1,808
(E) Tangible assets (Non-GAAP)	$77,209	$78,542	$83,350	$86,865	$87,284	$77,209	$87,284

Period-end Shares Outstanding
(F) Period-end shares outstanding	537	537	536	535	534	537	534

Ratios
(A)/(D) Total equity to total assets (GAAP)	10.83%	10.32%	10.04%	9.81%	9.53%	10.83%	9.53%
(C)/(E) Tangible common equity to tangible assets (“TCE/TA”) (Non-GAAP)	7.12%	6.64%	6.55%	6.44%	6.73%	7.12%	6.73%
(B)/(F) Book value per common share (GAAP)	$13.48	$12.99	$13.50	$13.82	$14.39	$13.48	$14.39
(C)/(F) Tangible book value per common share (Non-GAAP)	$10.23	$9.72	$10.18	$10.46	$11.00	$10.23	$11.00
(a)     Included in Total equity on the Consolidated Balance Sheet.
(b)     Includes goodwill and other intangible assets, net of amortization.
Numbers may not foot due to rounding.

CONSOLIDATED NON-GAAP TO GAAP RECONCILIATION
Quarterly, Unaudited

($s in millions, except per share data)		4Q22	3Q22	2Q22	1Q22	4Q21	2022	2021

Adjusted Diluted EPS
Net income available to common shareholders ("NIAC") (GAAP)	a	$258	$257	$166	$187	$219	$868	$962
Plus Tax effected notable items (Non-GAAP) (a)		34	(5)	29	24	41	82	179
Adjusted net income available to common shareholders (Non-GAAP)	b	$293	$252	$195	$211	$260	$950	$1,140

Diluted Shares (GAAP)[8]	c	572	570	569	550	542	566	551

Diluted EPS (GAAP)	a/c	$0.45	$0.45	$0.29	$0.34	$0.40	$1.53	$1.74
Adjusted diluted EPS (Non-GAAP)	b/c	$0.51	$0.44	$0.34	$0.38	$0.48	$1.68	$2.07

Adjusted Net Income ("NI") and Adjusted Return on Assets ("ROA")
Net Income ("NI") (GAAP)		$270	$268	$177	$198	$229	$912	$1,010
Plus Tax effected notable items (Non-GAAP) (a)		34	(5)	29	24	41	82	179
Adjusted NI (Non-GAAP)		$304	$263	$206	$223	$270	$994	$1,189

NI (annualized) (GAAP)	d	$1,070	$1,063	$709	$801	$910	$912	$1,010
Adjusted NI (annualized) (Non-GAAP)	e	$1,206	$1,045	$823	$900	$1,074	$994	$1,189

Average assets (GAAP)	f	$79,521	$82,551	$86,326	$88,587	$89,025	$84,217	$87,609

ROA (GAAP)	d/f	1.35%	1.29%	0.82%	0.90%	1.02%	1.08%	1.15%
Adjusted ROA (Non-GAAP)	e/f	1.52%	1.27%	0.95%	1.02%	1.21%	1.18%	1.36%

Return on Average Common Equity ("ROCE")/ Return on Average Tangible Common Equity ("ROTCE")/ Adjusted ROTCE
Net income available to common shareholders ("NIAC") (GAAP)	g	$1,025	$1,020	$666	$756	$868	$868	$962
Adjusted Net income available to common shareholders (annualized) (Non-GAAP)	h	$1,161	$1,001	$781	$855	$1,032	$950	$1,140

Average Common Equity (GAAP)	i	$7,106	$7,360	$7,305	$7,628	$7,710	$7,348	$7,677
Intangible Assets (GAAP) (b)		1,750	1,767	1,789	1,802	1,815	1,777	1,836
Average Tangible Common Equity (Non-GAAP)	j	$5,356	$5,593	$5,516	$5,826	$5,895	$5,571	$5,841
Equity Adjustment (Non-GAAP)		—	—	—	—	—	32	71
Adjusted Average Tangible Common Equity (Non-GAAP)	k	$5,356	$5,593	$5,516	$5,826	$5,895	$5,603	$5,912

ROCE (GAAP)	g/i	14.42%	13.85%	9.12%	9.92%	11.26%	11.81%	12.53%
ROTCE (Non-GAAP)	g/j	19.14%	18.23%	12.07%	12.98%	14.72%	15.58%	16.46%
Adjusted ROTCE (Non-GAAP)	h/k	21.68%	17.89%	14.15%	14.68%	17.51%	16.96%	19.29%
(a) Amounts adjusted for notable items as detailed on page 11.
(b)     Includes goodwill and other intangible assets, net of amortization.
Numbers may not foot due to rounding.

CONSOLIDATED NON-GAAP TO GAAP RECONCILIATION
Quarterly, Unaudited

(In millions)		4Q22	3Q22	2Q22	1Q22	4Q21	2022	2021

Adjusted Noninterest Income as a % of Total Revenue
Noninterest income (GAAP)	k	$174	$213	$201	$229	$247	$816	$1,076
Plus notable items (GAAP) (a)		(1)	(32)	(13)	(6)	—	(51)	23
Adjusted noninterest income (Non-GAAP)	l	$173	$181	$188	$222	$246	$765	$1,099

Revenue (GAAP)	m	$882	$875	$743	$707	$745	$3,208	$3,070
Taxable-equivalent adjustment		4	4	3	3	3	13	12
Revenue- Taxable-equivalent (Non-GAAP)		886	878	746	710	748	3,221	3,082
Plus notable items (GAAP) (a)		(1)	(32)	(13)	(6)	—	(51)	23
Adjusted revenue (Non-GAAP)	n	$885	$847	$733	$704	$748	$3,170	$3,105

Noninterest income as a % of total revenue (GAAP)	k/m	19.68%	24.30%	27.06%	32.31%	33.10%	25.44%	35.04%
Adjusted noninterest income as a % of total revenue (Non-GAAP)	l/n	19.55%	21.37%	25.68%	31.63%	32.95%	24.14%	36.38%

Adjusted Efficiency Ratio
Noninterest expense (GAAP)	o	$503	$468	$489	$493	$528	$1,953	$2,095
Plus notable items (GAAP) (a)		(46)	(25)	(50)	(37)	(54)	(158)	(212)
Adjusted noninterest expense (Non-GAAP)	p	$458	$444	$438	$455	$474	$1,795	$1,883

Revenue (GAAP)	q	$882	$875	$743	$707	$745	$3,208	$3,070
Taxable-equivalent adjustment		4	4	3	3	3	13	12
Revenue- Taxable-equivalent (Non-GAAP)		886	878	746	710	748	3,221	3,082
Plus notable items (GAAP) (a)		(1)	(32)	(13)	(6)	—	(51)	23
Adjusted revenue (Non-GAAP)	r	$885	$847	$733	$704	$748	$3,170	$3,105

Efficiency ratio (GAAP)	o/q	57.07%	53.56%	65.76%	69.66%	70.88%	60.90%	68.25%
Adjusted efficiency ratio (Non-GAAP)	p/r	51.70%	52.42%	59.79%	64.64%	63.31%	56.64%	60.64%
(a) Amounts adjusted for notable items as detailed on page 11.
(b)     Includes goodwill and other intangible assets, net of amortization.
Numbers may not foot due to rounding.

CONSOLIDATED NON-GAAP TO GAAP RECONCILIATION
Quarterly, Unaudited

($s in millions)
		4Q22 vs 3Q22
NII/NIM Analysis	NII	%	NIM
4Q22 Reported (FTE)	$712		3.89%
Less: non-core items
PPP coupon income and fees	0		—
Loan Accretion	7		0.04
IBKC Premium Amortization	(6)		(0.03)
4Q22 Core (FTE) (Non-GAAP)	$711	8%	3.89%

3Q22 Reported (FTE)	$666		3.49%
Less: non-core items
PPP coupon income and fees	2		—
Loan Accretion	12		0.07
IBKC Premium Amortization	(7)		(0.04)
3Q22 Core (FTE) (Non-GAAP)	$659		3.45%
Numbers may not foot due to rounding.

	Period-end				Average
($s in millions)	4Q22	3Q22	4Q22 vs. 3Q22		4Q22	3Q22	4Q22 vs. 3Q22
Loans excluding LMC & PPP			$	%			$	%
Total Loans (GAAP)	$58,101	$57,354	$747	1%	$57,564	$56,543	$1,021	2%
PPP (GAAP)	76	129	(53)	(41)%	121	204	(83)	(41)%
LMC (GAAP)	2,258	2,710	(452)	(17)%	2,299	2,917	(617)	(21)%
Total Loans excl. LMC & PPP (Non-GAAP)	55,767	54,514	1,253	2%	55,144	53,422	1,722	3%
Total Consumer (GAAP)	13,093	12,712	381	3%	12,907	12,496	411	3%
Total Commercial excl. LMC & PPP (Non-GAAP)	42,674	41,802	872	2%	42,237	40,926	1,311	3%
Total CRE (GAAP)	13,228	13,021	207	2%	13,095	12,926	169	1%
Total C&I excl. LMC & PPP (Non-GAAP)	$29,446	$28,781	$665	2%	$29,142	$28,000	$1,142	4%

Loans excluding PPP
Total Loans (GAAP)	$58,101	$57,354	$747	1%	$57,564	$56,543	$1,021	2%
PPP (GAAP)	76	129	(53)	(41)%	121	204	(83)	(41)%
Total Loans excl. PPP (Non-GAAP)	58,025	57,224	801	1%	57,443	56,339	1,104	2%
Total Consumer (GAAP)	13,093	12,712	381	3%	12,907	12,496	411	3%
Total Commercial excl. PPP (Non-GAAP)	$44,932	$44,512	$419	1%	$44,536	$43,843	$693	2%
Numbers may not foot due to rounding.

GLOSSARY OF TERMS
Common Equity Tier 1 Ratio: Ratio consisting of common equity adjusted for certain unrealized gains/(losses) on available-for-sale securities, less disallowed portions of goodwill, other intangibles, and deferred tax assets as well as certain other regulatory deductions divided by risk-weighted assets.

Fully Taxable Equivalent (“FTE”): Reflects the amount of tax-exempt income adjusted to a level that would yield the same after-tax income had that income been subject to taxation.

Tier 1 Capital Ratio: Ratio consisting of shareholders’ equity adjusted for certain unrealized gains/(losses) on available-for-sale securities, plus qualifying portions of noncontrolling interests, less disallowed portions of goodwill, other intangible assets, and deferred tax assets as well as certain other regulatory deductions divided by risk-weighted assets.

Key Ratios
Return on Average Assets: Ratio is annualized net income to average total assets.

Return on Average Common Equity: Ratio is annualized net income available to common shareholders to average common equity.

Return on Average Tangible Common Equity: Ratio is annualized net income available to common shareholders to average tangible common equity.

Noninterest Income as a Percentage of Total Revenue: Ratio is noninterest income to total revenue - taxable equivalent.

Efficiency Ratio: Ratio is noninterest expense to total revenue - taxable equivalent .

Leverage Ratio: Ratio is tier 1 capital to average assets for leverage.

Asset Quality - Consolidated Key Ratios
Nonperforming loans and leases ("NPL") %: Ratio is nonaccruing loans and leases in the loan portfolio to total period-end loans and leases.

Net charge-offs %: Ratio is annualized net charge-offs to total average loans and leases.

Allowance / loans and leases: Ratio is allowance for loan and lease losses to total period-end loans and leases.

Allowance / Nonperforming loans and leases: Ratio is allowance for loan and lease losses to nonperforming loans and leases in the loan portfolio.

Allowance / charge-offs: Ratio is allowance for loan and lease losses to annualized net charge-offs.

Operating Segments
Regional Banking segment: Offers financial products and services, including traditional lending and deposit taking, to consumer and commercial customers primarily in the southern and southeastern U.S. and other selected markets. Regional Banking also provides investment, wealth management, financial planning, trust and asset management services for consumer customers.

Specialty Banking segment: Consists of lines of business that deliver product offerings and services with specialized industry knowledge. Specialty Banking’s lines of business include asset-based lending, mortgage warehouse lending, commercial real estate, franchise finance, correspondent banking, equipment finance, mortgage, and title insurance. In addition to traditional lending and deposit taking, Specialty Banking also delivers treasury management solutions, loan syndications, and international banking. Additionally, Specialty Banking has a line of business focused on fixed income securities sales, trading, underwriting, and strategies for institutional clients in the U.S. and abroad, as well as loan sales, portfolio advisory services, and derivative sales.

Corporate segment: Consists primarily of corporate support functions including risk management, audit, accounting, finance, executive office, and corporate communications. Shared support services such as human resources, properties, technology, credit risk and bank operations are allocated to the activities of Regional Banking, Specialty Banking, and Corporate. Additionally, the Corporate segment includes centralized management of capital and funding to support the business activities of the company including management of wholesale funding, liquidity, and capital management and allocation. Finally, the Corporate segment includes the revenue and expense associated with run-off businesses such as pre-2009 mortgage banking elements, run-off consumer and trust preferred loan portfolios, and other exited businesses.